United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 25, 2008 (March 20, 2008)

Fidelity National Information Services, Inc.

(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	58-2606325
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers
Grants of Restricted Stock
On March 20, 2008, the Company granted restricted shares of its common stock, $0.01 par value per share, to the following officers in the amounts set forth opposite their names:

Recipient	Shares
William P. Foley, II	25,800
Lee A. Kennedy	27,900
Jeffrey S. Carbiener	10,600
Brent B. Bickett	9,000
Alan L. Stinson	4,500
The shares of restricted stock were granted pursuant to the Company’s Certegy Inc. Stock Incentive Plan and the restrictions on such shares lapse with respect to 1/8th of the aggregate number of shares granted as of the end of each fiscal quarter beginning June 30, 2008 and concluding March 31, 2010. In the event of a change in control of the Company, the restrictions lapse fully and the shares become unrestricted; provided, however, that the previously announced spin-off of Lender Processing Services, Inc. shall not constitute a change in control for this purpose. Each grant of shares of restricted stock is evidenced by a notice of restricted stock grant and restricted stock award agreement substantially in the form attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Notice of Restricted Stock Grant and Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: March 25, 2008	By:	/s/ Jeffrey S. Carbiener
Name: Jeffrey S. Carbiener Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Notice of Restricted Stock Grant and Award Agreement